                                                                     Exhibit 4.2

                AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

     This Amendment No. 2 (the "Amendment") to Registration Rights Agreement dated as of January 12, 1998 (the "Rights Agreement") and amended by Amendment No. 1 to Registration Rights Agreement dated as of January 12, 1999, is made and entered into as of November 21, 1999 pursuant to Section 19 of the Rights Agreement by and among Turnstone Systems, Inc., a Delaware corporation, and the purchasers of the Company's Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement dated January 12, 1998 (the "Series A Purchasers") and the purchasers of the Company's Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreements dated January 12, 1999 and June 21, 1999 (the "Series B Purchasers" and together with the Series A Purchasers, the "Preferred Holders"). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement.


                                    RECITALS

     WHEREAS, Section 6(a) of the Rights Agreement grants the Preferred Holders the right to include their Registrable Securities in any registration by the Company of its securities, for its own account or the account of a security holder or holders exercising their demand registration rights, other than registrations relating solely to employee benefit plans or registrations relating solely to transactions pursuant to Rule 145 promulgated under the Securities Act, and Section 19 of the Rights Agreement permits amendment thereof by written consent of the Company and holders of 66-2/3% of the outstanding shares of Registrable Securities; and

     WHEREAS, the Preferred Holders and the Company wish to enter this Amendment to amend and waive their registration rights under Section 6(a).

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

     1. Section 6(a) of the Rights Agreement is hereby amended and restated to read as follows:

     Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than
(i) a registration relating solely to employee benefit plans; (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act; or (iii) the initial public offering of the Company's common stock, the Company will:

     (x)  promptly give to each Holder written notice thereof; and

     (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders.

     2. Section 6(b) of the Rights Agreement is hereby amended to delete the following of phrase at the end of the first sentence (such that the first sentence shall now end immediately before such phrase):

          ", provided that in the case of the Company's initial public offering, the managing underwriter shall include in such offering at least 25% of the Registrable Securities requested to be included in such offering"

     3. Except as expressly set forth in this Amendment, the Rights Agreement shall continue in full force and effect in accordance with its terms.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

"COMPANY"                             TURNSTONE SYSTEMS
                                      A DELAWARE CORPORATION

                                      By: /s/ RICHARD N. TINSLEY
                                          -------------------------------------
                                      Name:   Richard N. Tinsley
                                            -----------------------------------
                                      Title:  CEO
                                            -----------------------------------


"PREFERRED HOLDERS"                   MATRIX PARTNERS V, L.P.

                                      By: Matrix V Management Company, L.L.C.
                                      Its General Partner

                                      /s/ ANDREW W. VERHALEN
                                      -----------------------------------------
                                      By: Andrew W. Verhalen, Member

                                      MATRIX PARTNERS
                                      ENTREPRENEURS FUND, L.P.

                                      By: Matrix V Management Company, L.L.C.
                                      Its General Partner

                                      /s/ ANDREW W. VERHALEN
                                      -----------------------------------------
                                      By: Andrew W. Verhalen, Member






      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT]

"PREFERRED HOLDERS" (CONT'D)          INSTITUTIONAL VENTURE PARTNERS
                                      VII, L.P.,
                                      BY ITS GENERAL PARTNER

                                      INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                                      /s/ GEOFFREY Y. YANG
                                      -----------------------------------------
                                      Geoffrey Y. Yang, General Partner

                                      INSTITUTIONAL VENTURE
                                      MANAGEMENT VII,  L.P.

                                      /s/ GEOFFREY Y. YANG
                                      -----------------------------------------
                                      Geoffrey Y. Yang, General Partner

                                      IVP FOUNDERS FUND I, L.P.,
                                      BY ITS GENERAL PARTNER

                                      INSTITUTIONAL VENTURE MANAGEMENT VI, L.P.

                                      /s/ GEOFFREY Y. YANG
                                      -----------------------------------------
                                      Geoffrey Y. Yang, General Partner

                                      IVP BROADBAND MANAGEMENT, LLC
                                      BY ITS MANAGING DIRECTOR,

                                      INSTITUTIONAL VENTURE MANAGEMENT VIII, LLC

                                      By: /s/ GEOFFREY Y. YANG
                                         --------------------------------------
                                         Geoffrey Y. Yang, Managing Director






      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT]

"PREFERRED HOLDERS" (CONT'D)          BENCHMARK CAPITAL PARTNERS II, L.P.
                                      as nominee for


                                      BENCHMARK CAPITAL PARTNERS, II, L.P.

                                      BENCHMARK FOUNDERS' FUND II, L.P.

                                      BENCHMARK FOUNDERS' FUND II-A, L.P.

                                      BENCHMARK MEMBERS' FUND II, L.P.


                                      By: Benchmark Capital Management
                                          Co. II,  L.L.C.
                                      Its General Partner

                                      By:
                                          -------------------------------------
                                                              , Managing Member















      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT]

                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

         This Amendment No. 1 (the "Amendment") to Registration Rights Agreement dated as of January 12, 1998 (the "Rights Agreement") is made and entered into as of January 12, 1999 pursuant to Section 19 of the Rights Agreement by and among Turnstone Systems, Inc., a Delaware corporation, and the purchasers of the Company's Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement dated January 12, 1998 (the "Series A Purchasers"). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement.


                                    RECITALS

         WHEREAS, Section 20(b) of the Rights Agreement permits the Company to grant additional registration rights on a pari passu basis with those granted to the Series A Purchasers pursuant to the Rights Agreement, and Section 19 of the Rights Agreement permits amendment thereof by written consent of the Company and holders of 66-2/3% of the outstanding shares of Registrable Securities;

         WHEREAS, certain of the Series A Purchasers and certain other entities have agreed to purchase shares of the Company's Series B Preferred Stock (the "Series B Shares") pursuant to the Series B Preferred Stock Purchase Agreement dated December 23, 1998;

         WHEREAS, the Company has agreed to grant the purchasers of the Series B Shares registration rights on a pari passu basis with those currently held by the Series A Purchasers.

         WHEREAS, the Series A Purchasers and the Company wish to enter this Amendment to clarify the definition section of the Rights Agreement and to include as Registrable Securities thereunder future series of Preferred Stock of the Company (including the Series B Shares) that may be issued pursuant to stock purchase agreements approved by the Board of Directors.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. For purposes of the Rights Agreement, each reference to "Series A Preferred" shall hereafter be deemed to refer to the "Preferred."

         2. For purposes of the Rights Agreement, "Preferred" shall mean shares of any series of the Preferred Stock of the Company issued and sold by the Company pursuant to a stock purchase agreement approved by the Company's Board of Directors.

         3. The definition of "Series A Preferred" in Section 1 of the Rights Agreement shall be deleted in its entirety.

         4. The definition of Purchaser in Section 1 of the Rights Agreements is hereby amended and restated to read as follows:

                  "Purchaser" shall mean each person or entity who has acquired shares of Preferred and who is a signatory to this Agreement or who holds Registrable Securities and may become a signatory pursuant to
         Section 20(b) hereof.

         5. This Amendment shall also be deemed to make each of the undersigned a signatory to the Rights Agreement pursuant to Section 20(b) thereof.

         6. Except as expressly set forth in this Amendment, the Rights Agreement shall continue in full force and effect in accordance with its terms.

         7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT to be executed as of the date first above written.

"COMPANY"                         TURNSTONE SYSTEMS
                                  A DELAWARE CORPORATION

                                  By:   /s/ Richard N. Tinsley
                                     --------------------------------
                                  Name: Richard N. Tinsely
                                       ------------------------------

                                  Title: CEO
                                        -----------------------------

"PURCHASERS"                      INSTITUTIONAL VENTURE PARTNERS
                                  VII, L.P.,
                                  BY ITS GENERAL PARTNER

                                  INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                                  /s/ Geoffrey Yang
                                  -----------------------------------
                                  Geoffrey Y. Yang, General Partner

                                  INSTITUTIONAL VENTURE
                                  MANAGEMENT VII,  L.P.

                                  /s/ Geoffrey Yang
                                  -----------------------------------
                                  Geoffrey Y. Yang, General Partner

                                  IVP FOUNDERS FUND I, L.P.,
                                  BY ITS GENERAL PARTNER

                                  INSTITUTIONAL VENTURE MANAGEMENT VI, L.P.

                                  /s/ Geoffrey Yang
                                  -----------------------------------
                                  Geoffrey Y. Yang, General Partner







      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (CONT'D)             MATRIX PARTNERS V, L.P.

                                  By:  Matrix V Management Company, L.L.C.
                                  Its General Partner

                                  /s/ Andrew Verhalen
                                  -----------------------------------
                                  By:      Andrew W. Verhalen, Member





      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (CONT'D)             BENCHMARK CAPITAL PARTNERS II, L.P.
                                  as nominee for


                                  BENCHMARK CAPITAL PARTNERS, II, L.P.

                                  BENCHMARK FOUNDERS' FUND II, L.P.

                                  BENCHMARK FOUNDERS' FUND II-A, L.P.

                                  BENCHMARK MEMBERS' FUND II, L.P.


                                  By:      Benchmark Capital Management
                                  Co. II,  L.L.C.
                                  Its General Partner

                                  By: /s/ Andrew S. Rachleff
                                     -------------------------------
                                      Managing Member






      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (CONT'D)             WS INVESTMENT COMPANY 97B

                                  By: /s/ Thomas C. DeFilipps
                                     ----------------------------------
                                  Thomas C. DeFilipps, General Partner



                                  /s/ Thomas C. DeFilipps
                                  -------------------------------------
                                  Thomas C. DeFilipps



                                  COMDISCO, INC.

                                  By:  /s/ James P. Labe
                                      ---------------------------------

                                  Name:  James P. Labe
                                        -------------------------------

                                  Title: President, Comdisco Ventures Division
                                         -------------------------------------


                                  IVP BROADBAND FUND, L.P.,
                                  BY ITS GENERAL PARTNER

                                  IVP BROADBAND MANAGEMENT, LLC
                                  BY ITS MANAGING DIRECTOR,

                                  INSTITUTIONAL VENTURE MANAGEMENT VIII, LLC

                                  By: /s/ Geoffrey Yang
                                      ---------------------------------
                                  Geoffrey Y. Yang, Managing Director






      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (CONT'D)             STANFORD UNIVERSITY

                                  By:  /s/ H. A. Turner
                                     ---------------------------------
                                  Name: Harry A. Turner
                                       -------------------------------
                                  Title: Managing Director,
                                         Stanford Management Company
                                        ------------------------------






      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Signature Page to Registration Rights Agreement to be executed as of the date first above written.

"COMPANY"                         TURNSTONE SYSTEMS, INC.
                                  A DELAWARE CORPORATION

                                  By:  /s/ Richard N. Tinsley
                                     --------------------------------
                                  Name: Richard N. Tinsley
                                       ------------------------------
                                  Title: CEO
                                        -----------------------------


"ADDITIONAL PURCHASER"            CHARLES ROSS PARTNERS INVESTMENT
                                  FUND NUMBER 7

                                  By:  /s/ Gregory E. Lawler
                                     --------------------------------

                                  Name: Gregory E. Lawler
                                       ------------------------------

                                  Title: General Partner
                                        -----------------------------






          [SIGNATURE PAGE TO ADDENDUM TO REGISTRATION RIGHTS AGREEMENT]

                             TURNSTONE SYSTEMS, INC.

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made as of January 12, 1998 by and among Turnstone Systems, Inc., a Delaware corporation (the "Company"), and each of the persons and entities who have purchased shares of the Company's Series A Preferred Stock (individually, a "Purchaser," and collectively, the "Purchasers") pursuant to the Series A Preferred Stock Purchase Agreement of even date herewith between the Company and the Purchasers (the "Purchase Agreement").

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any successor agency.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law thereto.

         "Holder" shall mean each Purchaser, and any transferee of Registrable Securities who pursuant to Section 15 below is entitled to registration rights hereunder.

         "Purchaser" shall mean each person or entity who has acquired shares of Series A Preferred Company and who is a signatory to this Agreement or who holds Registrable Securities and may become a signatory pursuant to Section 20(b) hereof.

         "Registrable Securities" shall mean (i) shares of the Company's Common Stock issued or issuable upon the conversion of the Series A Preferred; (ii) any Common Stock of the Company issued or issuable in respect of shares of the Series A Preferred; (iii) shares of the Company's Common Stock issued or issuable upon any conversion of the Series A Preferred upon any stock split, stock dividend, recapitalization, or similar event; and (iv) any shares of the Company's Common Stock issued or issuable upon conversion or exercise of any convertible security for which subsequent registration rights are granted in accordance with Section 20(b); provided, however, that Registrable Securities shall not include shares of Common Stock that have been sold to or though a broker or dealer or underwriter in a public distribution or public securities transaction, sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 5, 6, and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel to the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

         "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof (or any similar legend).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law thereto.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder.

         "Series A Preferred" shall mean shares of the Company's Series A Preferred Stock issued and sold by the Company pursuant to the Purchase Agreement.

      2. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Until the Company's initial public offering pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act, the Restricted Securities shall not, without the prior written consent of the Company, be transferred to any entity (or any affiliate thereof) which is engaged in the development, marketing or sale of products that are, in the Company's judgment, the same or similar to those of the Company, and any such attempted transfer shall be void ab initio. Each holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

      3. Restrictive Legend. Each certificate representing (i) the Series A Preferred, (ii) shares of the Company's Common Stock issued upon conversion of the Series A Preferred, and (iii) any other securities issued in respect of the Series A Preferred (or Common Stock issued upon conversion of the Series A Preferred) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS EFFECTIVE COVERING SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         Each Purchaser and Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Series A Preferred or the Common Stock in order to implement the restrictions on transfer established in this Section.

      4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either
(i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificate shall not bear any such restrictive legend if in the opinion of counsel for the Company such legend is not required.

      5. Requested Registration. (a) Request for Registration. If at any time after the expiration of six months following the Company's initial registered public offering, the Company shall receive from any Holder or group of Holders of Registrable Securities, representing not less than 66-2/3% of the Registrable Securities then outstanding (assuming conversion of all shares of the Series A Preferred), a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities representing at least 33-1/3% of the Registrable Securities then outstanding, the Company will:

               (x) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

               (y) as soon as practicable, use its best efforts to effect within 120 days of the receipt of such request such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section:

                    (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) prior to 90 days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

                    (C) after the Company has effected two such registrations pursuant to this Section and such registration has been declared or ordered effective.

      Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any 12-month period.

         (b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in its written notice to the other Holders. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Holders of a majority of the Registrable Securities proposed by such Holders to be distributed through such underwriting. Notwithstanding any other provision of this Section, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 5(a), the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

      If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited, and provided that the Company or the other selling stockholders shall bear an equitable share of the Registration Expenses in connection with such registration and underwriting.

      If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section. If the registration does not become effective due to the withdrawal of Registrable Securities, then either (1) the Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5(a)(C).

      6. Company Registration.


         (a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than: (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, the Company will:

               (x) promptly give to each Holder written notice thereof; and

               (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders.

         (b) Cut-back and Allocation. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, provided that except in the case of the Company's initial public offering, the managing underwriter shall include in such offering at least 25% of the Registrable Securities requested to be included in such offering. In such event, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

      7. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, each Holder shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject to the following limitations:

               (i) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

               (ii) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of 90 days following the effective date of the most recent registration pursuant to a request under
Section 5 of this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights;

 (iii) the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000; and

               (iv) the Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period greater than the period equal to the shorter of (x) 90 days or (y) that time reasonably necessary to permit the disposition of the Registrable Securities subject to such registration. The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other Holders, to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

      8. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 5, Section 6, or Section 7 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders pursuant to either
Section 5, Section 6, or Section 7 shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to pay for Registration Expenses pursuant to Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 5; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and shall retain their rights pursuant to Section 5.

      9. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

      10. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate (i) as to any Holder of less than 500,000 shares of Registrable Securities, at such time after the Company's initial public offering as the Registrable Securities held by such Holder may be sold within any three month period pursuant to Rule 144 and (ii) as to any Holder of 500,000 or more shares of Registrable Securities (as adjusted for stock splits, stock dividends or distributions, recapitalizations, and similar events), on the earlier to occur of (A) the date such Registrable Securities held by such Holder may be sold pursuant to Rule 144(k) and (B) the third anniversary of the date on which the Company first becomes subject to the reporting requirements under Section 12 of the Exchange Act.

      11. Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees, in connection with the first registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify, provided that each officer and director of the Company is similarly bound. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section. This Section 11 shall supersede any conflicting provision of Section 5 or Section 7 above. Notwithstanding any other provision of this Agreement, the Company may assign each Holder's obligations under this
Section 11 to any underwriter of the Company's initial public offering of securities.

      12. Indemnification.

          (a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder, and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

          (b) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds, net of underwriting discounts and commissions but not expenses, to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


          (d) If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 12(d) exceed the proceeds, net of underwriting discounts and commissions but not expenses, from the offering received by such Holder.

      13. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      14. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

      15. Transfer of Rights. Provided that the Company is given prior written notice of such assignment, the rights granted hereunder to cause the Company to register securities may be assigned to (i) a transferee or assignee who acquires at least 500,000 shares of Registrable Securities (appropriately adjusted for stock splits, recapitalizations and like after the date hereof) and (ii) any affiliate or constituent partner, including limited partner, of a Purchaser.

      16. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered and to be performed entirely within California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

      17. Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      18. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a holder of any Registrable Securities, to such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (b) if to the Company, to its address set forth on the first page of this Agreement and addressed to the attention of the Chief Financial Officer, or at such other address as the Company shall have furnished to the Holders in writing.

      19. Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of (i) the Company and (ii) holders of 66-2/3% of the outstanding shares of Registrable Securities. Any Holder may waive any of his or her rights or the Company's obligations hereunder without obtaining the consent of any other person.

      20. Limitations on Subsequent Registration Rights.

          (a) From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of 66-2/3% of the Registrable Securities then outstanding unless (1) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder or (2) such new registration rights, including standoff obligations, are subordinate to the registration rights granted the Holders hereunder.

          (b) Where the Company determines to grant any holder or prospective holder of any securities of the Company registration rights that are on a pari passu basis with those rights of the Holders hereunder and determines that the grant of such rights shall be made pursuant to this Agreement, then such grant shall be evidenced by the execution of an additional signature page to this Agreement by the Company and such holder, without any requirement on the part of the Company to seek the consent or approval of the Holders.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         [REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

"COMPANY"                       TURNSTONE SYSTEMS, INC.,
                                A DELAWARE CORPORATION

                                By:  /s/ Richard N. Tinsley
                                   -------------------------------------
                                Name:   Richard N. Tinsley
                                     -----------------------------------
                                Title:   CEO
                                      ----------------------------------

"PURCHASERS"                    INSTITUTIONAL VENTURE PARTNERS VII, L.P.,
                                BY ITS GENERAL PARTNER

                                INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                                /s/ Geoffrey Yang
                                ----------------------------------------
                                Geoffrey Y. Yang, General Partner

                                INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                                 /s/ Geoffrey Yang
                                ----------------------------------------
                                Geoffrey Y. Yang, General Partner

                                IVP FOUNDERS FUND I, L.P.,
                                BY ITS GENERAL PARTNER

                                INSTITUTIONAL VENTURE MANAGEMENT VI, L.P.

                                /s/ Geoffrey Yang
                                ----------------------------------------
                                Geoffrey Y. Yang, General Partner

                         [REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (cont'd)        MATRIX PARTNERS V, L.P.

                             By:  Matrix V Management Company, L.L.C.

                                  Its General Partner

                                  /s/ A. Verhalen
                                  -------------------------------------------
                                  By:   Andrew W. Verhalen, Member

                             BENCHMARK CAPITAL PARTNERS II, L.P.

                             By: BENCHMARK CAPITAL MANAGEMENT CO. II, L.L.C. Its General Partner

                             By:  /s/ Andrew S. Rachleff
                                  -------------------------------------------
                                  Member

                             BENCHMARK FOUNDERS' FUND II, L.P.

                             By: BENCHMARK CAPITAL MANAGEMENT CO. II, L.L.C. Its General Partner

                             By:  /s/ Andrew S. Rachleff
                                  -------------------------------------------
                                  Member

                             BENCHMARK FOUNDERS' FUND II-A, L.P.

                             By: BENCHMARK CAPITAL MANAGEMENT CO. II, L.L.C. Its General Partner

                             By:  /s/ Andrew S. Rachleff
                                  -------------------------------------------
                                  Member

                         [REGISTRATION RIGHTS AGREEMENT]

"PURCHASERS" (cont'd)        BENCHMARK MEMBERS' FUND II, L.P.

                             By: BENCHMARK CAPITAL MANAGEMENT CO. II, L.L.C. Its General Partner

                             By:  /s/ Andrew S. Rachleff
                                  -------------------------------------------
                                  Member

                             WS INVESTMENT COMPANY 97B

                             By:  /s/ Thomas C. DeFilipps
                                  -------------------------------------------
                                  Thomas C. DeFilipps, Esq., Member

                                  /s/ Thomas C. DeFilipps
                             ------------------------------------------------
                             Thomas C. DeFilipps, Esq. (individually)

        [REGISTRATION RIGHTS AGREEMENT SECOND CLOSING FEBRUARY 27, 1998]

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

"COMPANY"               TURNSTONE SYSTEMS, INC.,
                        a Delaware corporation

                        By:  /s/ Richard N. Tinsley
                           --------------------------------------------------

                        Name: Richard N. Tinsley
                           --------------------------------------------------

                        Title: CEO
                           --------------------------------------------------

"PURCHASERS"            STANFORD UNIVERSITY

                        By:  /s/ Carol Gilmer
                           --------------------------------------------------

                        Name:    Carol Gilmer
                           --------------------------------------------------

                        Title: Assistant Secretary,  Board of Trustees of the
                               Leland Stanford Junior University
                               ----------------------------------------------

                             /s/ Tim Latchem
                        -----------------------------------------------------
                        Timothy Latchem

                             /s/ Patricia A. Crowe
                        -----------------------------------------------------
                        Patricia Crowe